                                                                   EXHIBIT 10.33

                            MASTER LICENSE AGREEMENT


       for CROWN CASTLE(R) owned and managed wireless communications sites between

        Crown Atlantic Company LLC, a Delaware limited liability company,

           Crown Communication New York, Inc, a Delaware corporation,

                  Crown Castle PT Inc., a Delaware corporation,

                Crown Castle South Inc., a Delaware corporation,

       Crown Castle GT Company LLC, a Delaware limited liability company,

                                       and

                Crown Communication Inc., a Delaware corporation,
              for itself and on behalf of its applicable affiliates

                                       and

                           Ubiquitel Leasing Company,
                             a Delaware corporation

    Be advised that (1) this standard document is copyrighted by Crown Castle and (2) Crown Castle considers this information to be highly proprietary in nature. It is intended for the sole use of the recipient pertaining to business licensing with Crown Castle. Disclosure to any third party may create civil liability on your part.

                                TABLE OF CONTENTS

                                                                            PAGE
1.   Definitions...........................................................   1

2.   Site License Process..................................................   5

     2.1    License Application............................................   5
     2.2    Licensor's Obligation..........................................   5
     2.3    Minimum Site Commitment[NOT APPLICABLE]........................   5
     2.4    Licensor's Reserved Rights.....................................   5

3.   Site Use .............................................................   6

4.   Term   ...............................................................   7
     4.1    Term of Agreement..............................................   7
     4.2    SLA Term.......................................................   7

5.   Consideration.........................................................   7

     5.1    Basic Monthly Payment..........................................   7
     5.2    Fee Adjustment.................................................   7
     5.3    Licensee's Payment of Taxes,
            Fees and Assessments...........................................   8
     5.4    Licensee's Share of Site
            Maintenance Expenses...........................................   8
     5.5    Extraordinary Site Development Costs...........................   8
     5.6    Regulatory Compliance Costs....................................   8
     5.7    Site Commitment Surcharge[NOT APPLICABLE]......................   8
     5.8    Late Payments..................................................   8
     5.9    Payment Method.................................................   9
     5.10   Electronic Payment.............................................   9

6.   Improvements and Construction.........................................   9

     6.1    Maintenance of Site and
            Licensee's Equipment...........................................   9
            6.1.1  Equipment Maintenance...................................   9
            6.1.2  Routine Inspection and
                     Emergency Repairs.....................................   9
            6.1.3  Non-Emergency Repairs...................................   9

     6.2    Installation, Modification and Relocation......................   10
            6.2.1  Initial Installation....................................   10
            6.2.2  Subsequent Installation or Modification.................   10
            6.2.3  Licensor's Costs........................................   10
            6.2.4  Relocation..............................................   11
            6.2.5  No Interference
                     Repair/Renewal........................................   11
            6.2.6  Removal of Equipment....................................   11
            6.2.7  Site Access.............................................   11
     6.3    Acceptance of Site.............................................   12
            6.3.1  Acceptance as Suitable..................................   12
            6.3.2  Acceptance of Facilities................................   12
            6.3.3  Waiver of Claims........................................   12

7.   Liens    .............................................................   12

8.   Interference..........................................................   13

9.   Indemnification.......................................................   13

10.  Insurance.............................................................   14

     10.1   Insurance Amounts..............................................   14
     10.2   Subordination..................................................   15
     10.3   Attornment.....................................................   15

11.  Surrender of Facilities...............................................   15

12.  Covenants and Warranties..............................................   16

     12.1   Licensor.......................................................   16
     12.2   Licensee.......................................................   16
     12.3   Authority......................................................   16
     12.4   No Brokers.....................................................   17

13.  Utilities.............................................................   17

14.  Limitation of Liability...............................................   17

15.  Casualty or Condemnation..............................................   18

     15.1   Casualty.......................................................   18
     15.2   Condemnation...................................................   17

16.  Default  .............................................................   18

     16.1   Licensee's Default.............................................   18
     16.2   Licensor's Remedies............................................   19
     16.3   Licensee's Remedies
            upon Licensor's Default........................................   20
     16.4   Continuing Obligations.........................................   20

17.  Environmental Matters.................................................   21

18.  Review of Charges.....................................................   21

19.  Governing Law.........................................................   22

20.  Assignment and Sublease...............................................   22

21.  Severability..........................................................   23

22.  No Waiver.............................................................   23

23.  Representation........................................................   23

24.  Notices  .............................................................   23

25.  Binding Effect........................................................   24

26.  No Offer .............................................................   24

27.  Recording.............................................................   24

28.  Prime Lease Agreement.................................................   25

29.  Termination...........................................................   25

30.  Supersedes............................................................   25

31.  Non-Disclosure........................................................   25

32.  Third Parties.........................................................   26

33.  Compliance with FCC Radio
     Frequency Radiation Requirements......................................   26

     33.1   Licensee's Installation or
            Modification of Equipment at a Site............................   26

     33.2   Future Cooperation.............................................   26
     33.3   Protection of Workers..........................................   26
     33.4   Licensee  Joint RF Liability...................................   26

34.  Captions .............................................................   27

35.  FCC Registration......................................................   27

36.  Regulatory Filings....................................................   27

37.  Counterparts..........................................................   27

38.  Public Announcements..................................................   28

39.  Status of Parties.....................................................   28

40.  Attorneys' Fees.......................................................   28

41.  Entire Agreement......................................................   28

Exhibit "A" -- Site Engineering Application................................   30

Exhibit "B" -- Site License Acknowledgement................................   31

     SLA Exhibit "1" -- Property Legal Description.........................   34
     SLA Exhibit "2" -- Site and Access Right of Way
                          Legal Description................................   35
     SLA Exhibit "3" -- Approved Site Engineering
                         Application Location of
                           Antenna(s)......................................   36
     SLA Exhibit "4" -- Location of Equipment
                          Building/Floor Space and
                          Any Other Appended
                          Installation at the Site.........................   37
     SLA Exhibit "5" -- Prime Lease Agreement..............................   38
     SLA Exhibit "6" -- Form of Memorandum for
                          Recording........................................   39

Exhibit "C" -- Basic Annual Payment Schedule...............................   43

Exhibit "D" -- Direct Deposit Information..................................   44

Exhibit "E" -- Installation Scope of Work..................................   45

Exhibit "F" -- Special Conditions, Site Rules and
               Regulations, and Access and Security
               Procedures for Users........................................   46

                            MASTER LICENSE AGREEMENT


     THIS MASTER LICENSE AGREEMENT (the "Agreement") is entered into this 15th day of December, 2000, between CROWN ATLANTIC COMPANY LLC, a Delaware limited liability company, CROWN COMMUNICATION NEW YORK, INC., a Delaware corporation, CROWN CASTLE PT INC., a Delaware corporation, CROWN CASTLE SOUTH INC., a Delaware corporation, CROWN CASTLE GT COMPANY LLC, a Delaware limited liability company, and CROWN COMMUNICATION INC., a Delaware corporation (collectively "Licensor") with its principal place of business at 375 Southpointe Boulevard, Canonsburg, Washington County, Pennsylvania 15317 and UBIQUITEL LEASING COMPANY, a Delaware corporation with its principal place of business at One West Elm Street, 4th Floor, Conshohocken, Pennsylvania 19428 ("Licensee").

                              W I T N E S S E T H:

     WHEREAS, Licensor maintains and operates an extensive network of wireless communications facilities throughout the United States (including sites under lease and others yet to be constructed);

     WHEREAS, Licensee desires to obtain a license for the non-exclusive use of certain Sites (as defined in Section 1) to operate its wireless communications equipment; and,

     WHEREAS, Licensor and Licensee are desirous of establishing terms and conditions that will apply to the licensing of the Facilities (as defined in Section 1) to Licensee.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                 1. DEFINITIONS

     The following terms as used in this Agreement are defined as follows:

     "AGREEMENT" This Master License Agreement, which supersedes any other Site use or occupancy agreement between Licensor and Licensee.

     "BASIC MONTHLY PAYMENT" The monthly payment due from Licensee to Licensor for the licensing of each Site calculated in accordance with Section 5.1, and as adjusted from time to time pursuant to Section 5.2.

     "BASIC ANNUAL PAYMENT" The aggregate of all Basic Monthly Payments made during a calendar year.

     "BUSINESS DAYS" Those calendar days excluding Saturdays, Sundays and legal federal holidays.

     "CONSUMER PRICE INDEX" The Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for Urban Wage Earners and clerical workers for all items (CPI-W) -- U.S. City Average (base year) or the successor thereto.

     "EARLIER EXISTING OPERATIONS" The operations of a Prior User as authorized by Licensor and existing prior to the full execution of Licensee's SLA for that Site, which use has not been amended since the full execution of Licensee's SLA for that Site.

     "ENVIRONMENTAL HAZARDS" All or any Hazardous Substances, hazardous waste, pollutants, asbestos, polychlorinated biphenyls (PCB), petroleum or other fuels (including crude oil or any fraction or derivative thereof) or underground storage tanks.

     "ENVIRONMENTAL LAWS" Any and all laws, statutes, regulations, ordinances, rules, orders, decisions, judgments, actions, guidelines or policies, which are heretofore or hereafter enacted, promulgated, issued, ordered or decreed by any federal, tribal, state or local governmental authority, whether executive, legislative or judicial, and which relate to the environment, health, or safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq. ("CERCLA"); Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss.11001 et seq. ("EPCRA"), the Solid Waste Disposal Act (commonly called the Resource Conservation and Recovery Act), 42 U.S.C. ss.6901 et seq. ("RCRA"); the Atomic Energy Act, 42 U.S.C. ss.ss.2011 et seq. ("AEA"); Hazardous Materials Transportation Act, 49 U.S.C. ss.5101, et seq. ("HMTA"); the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss.136 et seq. ("FIFRA"); the Occupational Safety and Health Act, 29 U.S.C. ss.ss.651 et seq. ("OSHA Act"); the Federal Water Pollution Control Act (commonly called the "Clean Water Act"), 33 U.S.C. ss.ss.1251 et seq. ("CWA"); the Oil Pollution Act, 33 U.S.C. ss.ss.2701 et seq. ("OPA"); the Clean Air Act, 42 U.S.C. ss.ss.7401 et seq. ("CAA"); the Toxic Substances Control Act, 15 U.S.C. ss.ss.2601 et seq. ("TSCA"), and all regulations, ordinances, rules, orders, decisions, actions, guidelines or policies, enacted, promulgated, issued, ordered or decreed thereunder.

     "EQUIPMENT" Licensee's communications equipment and other personal property installed on the Facilities and authorized pursuant to the Site Engineering Application approved by Licensor pursuant to Section 2.1.

     "EVENT OF DEFAULT" The occurrence of any one or more of the events described in Section 16.1.

     "EXTRAORDINARY SITE DEVELOPMENT COSTS" Costs incurred for development, construction or operation of a Site in excess of costs normally expended, including, but not by way of limitation, extraordinary civil work (for design and construction of foundations, roads, walls in difficult construction conditions or with challenging engineering requirements), stealth tower structures, excessive site litigation expenses for protracted disputes or in the event of multiple appeals, lighting systems for towers at or higher than five hundred (500) feet, contract expenses including revenue sharing with third parties required by the ground lease or other contract applicable to a Site and existing as of the SLA Commencement Date, and payment to the landlord to obtain consent to locate users at a Site.

     "FAA" The U.S. Federal Aviation Administration.

     "FCC" The U.S. Federal Communications Commission.

     "FACILITIES" That portion of each Site which is licensed to Licensee.

     "FORCE MAJEURE" An event which cannot be definitely foreseen or reasonably controlled, including, but not limited to acts of God, weather conditions, structural failure due to manufacturer's error, ground subsidence, acts of war, labor disputes, terrorist acts, civil disobedience, vandalism and all other man-made calamities.

     "GOVERNMENT ENTITY" Any federal, state or local governmental unit or agency thereof with jurisdiction applicable to a Site or Sites.

     "HAZARDOUS MATERIALS" As that term is defined in the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.5101, et seq., and any regulations promulgated pursuant thereto.

     "HAZARDOUS SUBSTANCES" As that term is defined in the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.5101, et seq., and any regulations promulgated pursuant thereto.

     "MLA COMMENCEMENT DATE" The date first written above in this Agreement.

     "MLA TERM" The term of this Agreement as set forth in Section 4.1.

     "NOTICE OF DISPUTE" The written notice provided by Licensee to Licensor subject to the conditions set forth in Section 18 which notifies Licensor of Licensee's dispute of a sum payable to Licensor pursuant to this Agreement.

     "POLLUTANTS" Pollutants shall have the same definition as the definition set forth in the Clean Water Act and any regulations promulgated pursuant thereto.

     "PRIME LEASE" The lease or other agreement between a third party landowner and Licensor from which Licensor derives its rights in a Site owned by the landowner. The Prime Lease may also be between two third parties, with one of them being a predecessor in interest to Licensor's interest.

     "PRIOR USER" A user of a Site whose use was authorized by Licensor and established prior to the full execution of the SLA between Licensor and Licensee for that Site, which use has not been amended since the full execution of Licensee's SLA for that Site.

     "PRO RATA SHARE" The fraction or decimal equivalent of dividing one (1) by the total number of then-existing users in occupancy on the last day of the applicable calendar year on a Site. Notwithstanding the foregoing, in no event shall Licensee's Pro Rata Share exceed fifty percent (50%) for any Site.

     "REGULATORY COMPLIANCE COSTS" The reasonable costs, including reasonable attorney's fees, incurred at a Site in order to comply with any law, regulation, rule, guideline, directive or requirement promulgated by a Governmental Entity, including Environmental Laws and applicable to a Site at which Licensee holds a SLA.

     "RENEWAL TERM" The term for which any particular SLA may be extended pursuant to Section 4.2.

     "RF" Radio frequency.

     "SITE" The tower, land area, equipment shelters, easements, roadways and all improvements thereto owned or otherwise controlled by Licensor, its affiliates or subsidiaries and available for license to third parties.

     "SITE APPLICATION FEE" The fee paid by Licensee to Licensor to evaluate Licensee's proposed occupancy at a Site as set forth in Section 2.1.

     "SITE AUDIT FEE" The fee paid to Licensor by Licensee for Licensor's review of the installation of Licensee's Equipment at a Site by a third-party contractor as set forth in Section 6.2.1.

     "SITE ENGINEERING APPLICATION" The application form set forth in Exhibit "A" of this Agreement which shall be submitted to Licensor by Licensee when Licensee is interested in licensing a Site or subsequently modifying its previous installation at any Site, as further described in Article 2.

     "SITE MAINTENANCE EXPENSE" The reasonable costs incurred by Licensor to operate and maintain a Site in a manner in keeping with generally accepted standards of similar communication facilities located in the same geographic region of the applicable Site and otherwise commercially reasonable, appropriate and in the best interest of a Site and Licensee and other occupants of the Site, including where applicable, all costs and expenses to inspect and maintain once installed fences, gates, security systems, grounding systems, tower lighting, access roads including, but not limited to removal of snow, ice and debris, rust abatement, tower structures, generator service and fueling (unless separately charged), tower painting, HVAC, site signage, drainage pipes, ducts, conduits and similar items, not treated for accounting purposes as capital expense.

     "SLA" A Site License Acknowledgement executed for a Site in a form substantially identical to Schedule "B" of this Agreement.

     "SLA COMMENCEMENT DATE" The earlier date upon which installation of Licensee's Equipment commences at the Site or as otherwise specified in the
     SLA by mutual agreement of Licensor and Licensee. ......... "SLA TERM" The first period of five (5) years from the SLA Commencement Date for which a SLA is licensed to Licensee as may be extended as set forth in Section 4.2.

     "SUBSEQUENT USER" Any user of the Site which submits its Site Engineering Application to Licensor for that Site after the submission of Licensee's Site Engineering Application, or any Prior User which materially modifies its use of the Site, including, without limitation, any change to frequency channel or range, antenna height, output power or effective radiated power, or relocation of the transmission equipment at the Site.


                             2. SITE LICENSE PROCESS

     2.1 LICENSEE APPLICATION. Licensee shall indicate its interest in licensing the Facilities, changing frequency or power levels or modifying Equipment at any Site by submitting a Site Engineering Application to Licensor, together with a non-refundable Site Application Fee of $1,500.00. The Site Application Fee shall be applied to reduce the cost of other Licensor provided services at the same Site, however, the Site Application Fee may not be applied to the Site Audit Fee, if applicable. An additional Site Engineering Application shall be submitted for any change to the Equipment originally authorized by the SLA or a previously approved Site Engineering Application if such change results in increased tower loading, occupation of additional ground space or operation of Equipment on frequencies or at power levels not previously approved, however, no additional Site Application Fee shall be due with the new Site Engineering Application if the change does not increase tower loading or occupation of ground space. Licensee's approved Site Engineering Application shall be an exhibit to the SLA and shall define Licensee's authorized use of the Facilities. Upon Licensor's approval of Licensee's Site Engineering Application which approval shall not be unreasonably withheld, Licensor and Licensee shall execute a SLA, which shall become effective and become part of this Agreement on the SLA Commencement Date.

     2.2 LICENSOR'S OBLIGATION. Within thirty (30) days of receiving the Site Engineering Application, Licensor shall notify Licensee in writing of the approved location of the Equipment. The location of the Equipment at the Site requested by Licensee shall be determined by Licensor on the approved Site Engineering Application. Failure of Licensor to notify Licensee within such thirty (30) day period shall be deemed a denial of the application. Licensor shall not be obligated to approve a Site Engineering Application for a Site if the approval thereto shall result, in Licensor's sole discretion, in any capital or improvement cost to Licensor which is not reimbursed by Licensee pursuant to this Agreement or, if the execution of a SLA by Licensor shall result in any adverse impact to the business of Licensor or existing users at a Site.

     2.3 [NOT APPLICABLE]

     2.4 LICENSOR'S RESERVED RIGHTS. Licensor reserves the right, from time to time, at Licensor's sole cost and expense, to change a Site in any way Licensor may desire, including, but not by way of limitation, addition or removal of land, construction, modification or addition to the tower or any other structure, or the reconstruction, replacement or alteration thereof, provided that such change does not (except for reasonable minimal periods of disruption during non-peak operating times) materially alter the signal pattern of the Equipment existing at the Site prior to the change or otherwise prevent Licensee from the operation of the Equipment on the Facilities in a commercially reasonable manner. Licensor shall provide Licensee with notice in writing thirty
(30) days in advance of any such change.


                                   3. SITE USE

     Licensor hereby grants Licensee the right, license and privilege to use the Facilities at each Site. Licensee shall use the Facilities at each Site to install, operate and maintain only the Equipment specified in each SLA, including only the frequencies and power levels authorized in the Site Engineering Application approved by Licensor. Licensee shall not occupy any additional space on the tower, additional ground space or equipment shelter space, except as specified in the applicable SLA and upon approval of a Site Engineering Application. These limitations are in addition to the restrictions on subletting, sublicensing or partial assignment described in Section 20. Licensee agrees that the limitations on use of the Facilities, combined with the restrictions on transferring, in whole or in part, its rights hereunder (except as otherwise expressly set forth herein) shall prohibit and restrict Licensee from sharing, splitting, offering, exchanging or selling its rights under this Agreement or any SLA with or to another spectrum licensee of the FCC. Licensee shall comply with all permits, directives, laws, rules, regulations and ordinances of all applicable Government Entities and with the Special Conditions, Site Rules and Regulations, and Access and Security Procedures for Users as set forth in Exhibit "F" hereto. Subject to the conditions of Section 36, Licensee shall be solely responsible for obtaining, at its own expense, all permits, authorizations and licenses associated with its occupancy of Facilities at each Site and utilization of Equipment thereon; provided, however, Licensor hereby agrees to reasonably cooperate with Licensee, at no cost to Licensor, in the execution of any documents, applications or the provision of materials which may be required in connection with Licensee's efforts to obtain the permits, authorizations and licenses which may be required in connection with Licensee's use of the Sites. Licensee agrees that any expansion in Licensee's use of the Facilities as approved in the SLA as executed for any Site requires an amendment to the SLA for which expansion Licensor may be entitled to additional compensation.


                                     4. TERM

     4.1 TERM OF AGREEMENT. Licensor and Licensee agree that no additional Sites shall be licensed to Licensee under Article 2 of this Agreement two (2) years from the date first written above All other terms and conditions of this Agreement shall survive for so long as any SLA remains in effect.

     4.2 SLA TERM. Each Site licensed by Licensor to Licensee pursuant to a SLA shall be licensed for five (5) years, beginning on the SLA Commencement Date. The term of each SLA may be extended for up to three (3) additional five (5) year terms at Licensee's option. In the event that Licensee desires to renew a SLA, Licensee shall submit its request to Licensor, in writing, at least six (6) months prior to the end of the SLA Term.

     Notwithstanding the foregoing, if Licensor's rights in the Site are derived from a Prime Lease or other agreement with a third party and such Prime Lease has a shorter term than those provided for under this Section 4.2, then the SLA Term and Licensee's right to extend any particular SLA shall only be for as long as Licensor retains its interest in said Prime Lease. Licensor, at its sole discretion, shall use reasonable commercial efforts to renew or extend any Prime Lease for which Licensee's SLA is in effect and has a remaining term of twelve
(12) months or more. In no event, however, is Licensor obligated to Licensee for any inconvenience, damage, claim or loss arising out of Licensor's failure to extend or renew said Prime Lease.


                                5. CONSIDERATION

     5.1 BASIC MONTHLY PAYMENT. Licensee shall pay to Licensor the Basic Monthly Payment for the licensing of each Site, as designated on the applicable SLA and calculated in accordance with the schedule set forth in Exhibit "C". The Basic Monthly Payment for each SLA shall be paid in advance and without demand, in equal monthly installments beginning on the SLA Commencement Date and continuing each month thereafter for the remainder of the SLA Term, including any extensions thereof, and including all adjustments as provided for hereafter.

     5.2. FEE ADJUSTMENT. The Basic Annual Payment, Site Application Fee and Site Installation Fee due pursuant to this Agreement, shall be increased on the first anniversary of the date first written above and every anniversary thereafter by an amount equal to the increase in the Consumer Price Index for the applicable period. Licensor's failure to timely demand any such increase shall not be construed as a waiver of any right thereto and Licensee shall be obligated to remit all increases notwithstanding any lack of notice or demand thereof.

     5.3 LICENSEE'S PAYMENT OF TAXES, FEES AND ASSESSMENTS. Licensee shall pay directly to the applicable Government Entity or to Licensor if Licensor is invoiced by such Government Entity, all taxes, fees, assessments or other charges assessed by any Government Entity against the Equipment and/or Licensee's use of any Site. Licensee shall also pay to Licensor the applicable Pro Rata Share of all taxes, fees, assessments or charges assessed by any Government Entity against any Site. Licensor shall provide notice of any assessments to be paid by Licensee and received by Licensor promptly upon receipt. Licensee shall make said payments directly to the Government Entity. For all other assessments against the Site, Licensor shall invoice Licensee annually, indicating the amount of the assessment, the Pro Rata Share and the amount due. Said invoices shall be paid within thirty (30) days of Licensee's receipt.

     5.4 LICENSEE'S SHARE OF SITE MAINTENANCE EXPENSES. Licensee shall pay to Licensor, the applicable Pro Rata Share of the Site Maintenance Expense. At the end of each calendar year during any SLA Term, the total Site Maintenance Expense shall be calculated for each Site occupied by Licensee. No later than ninety (90) days after the end of each calendar year, Licensor shall provide Licensee with a statement of the Site Maintenance Expense for the preceding year or applicable portion thereof, together with the Pro Rata Share of the Site Maintenance Expense, which amount shall be paid to Licensor within thirty (30) days of Licensor's demand therefor. Licensor's failure to provide Licensee with a statement of Licensor's Site Maintenance Expense within the prescribed time period shall not relieve Licensee of its obligations hereunder.

     5.5 EXTRAORDINARY SITE DEVELOPMENT COSTS. In the event that Licensee elects to execute a SLA for any Site where Licensor has previously incurred any Extraordinary Site Development Costs, Licensor shall identify such costs to Licensee in advance of execution of the SLA. Licensee shall pay to Licensor on the SLA Commencement Date, the Pro Rata Share of the Extraordinary Site Development Costs related to the development and operation of the applicable Site. Licensee shall not be responsible for the payment of a Pro Rata Share of Extraordinary Site Development Costs prior to execution of a SLA unless agreed to in writing in the SLA by Licensee.

     5.6 REGULATORY COMPLIANCE COSTS. In the event that Licensor, at any Site where Licensee has executed an SLA, thereafter incurs Regulatory Compliance Costs, Licensee shall be responsible to pay to Licensor, its Pro Rata Share of such Regulatory Compliance Costs within thirty (30) days receipt of Licensor's invoice.

     5.7 [NOT APPLICABLE]

     5.8 LATE PAYMENTS. Any payment not paid within ten (10) business days of written notice of non-payment from Licensor shall, at Licensor's option, bear interest until paid at the greater of (i) the rate of twelve percent (12%) per annum; or (ii) the maximum rate allowed under the laws of the jurisdiction in which the Site is located. This late charge is not a waiver of Licensor's right to declare this Agreement in default if the Basic Annual Payment or any other payment is not made when due.

     5.9 PAYMENT METHOD. All payments shall be made payable to the Licensor at the address indicated in the applicable SLA. Licensor may change this payment method, including payee and payee addresses, by written notice to Licensee. Unless alternate arrangements are made by Licensee with Licensor's consent in advance of the date payment is due, Licensee shall make all Basic Annual Payments by direct deposit.

     5.10 ELECTRONIC PAYMENT. Licensee shall tender the Basic Monthly Payment to Licensor by electronic payment in accord with the instructions set forth in Exhibit "D".


                        6. IMPROVEMENTS AND CONSTRUCTION

     6.1 MAINTENANCE OF SITE AND LICENSEE'S EQUIPMENT.

         6.1.1 EQUIPMENT MAINTENANCE. Licensee shall at its own cost and expense operate and maintain the Equipment at each Site in accordance with generally accepted industry standards and in conformity with the requirements of the applicable equipment manufacturers, FCC and any other Government Entity having jurisdiction over Licensee or its Equipment and the standards set forth in Exhibit "F". Licensor may, upon thirty (30) days written notice, require Licensee to conform its operations or maintenance to Licensor's reasonable interpretation of rules and regulations where the requirements of same are ambiguous.

         6.1.2 ROUTINE INSPECTION AND EMERGENCY REPAIRS. Licensor retains the right to inspect the Facilities, including Licensee's Equipment, upon giving at least twenty-four (24) hours notice to Licensee during the SLA Term (except in cases of emergency, in which no notice shall be required). In the event that Licensor determines in good faith that Licensee has not maintained the Equipment in good order and repair consistent with Subsection 6.1.1, Licensor may, at its option, make such emergency repairs to the Equipment as it deems reasonably and in good faith necessary. Any amount expended by Licensor to make said emergency repairs plus fifteen percent (15%) for Licensor's administration, coordination and documentation shall be invoiced to Licensee and paid within thirty (30) days of Licensee's receipt of Licensor's written demand therefore. Licensor shall not be liable for inconvenience, disturbance, loss of business or other damages to Licensee by reason of maintaining or repairing the Facilities or Equipment which Licensee has failed to properly maintain, except to the extent resulting from the negligent act or omission of Licensor, its agents, employees and contractors.

         6.1.3 NON-EMERGENCY REPAIRS. With respect to non-emergency repairs which Licensor reasonably determines that Licensee should make to maintain the Facilities or the Equipment in good order, Licensor shall notify Licensee in writing, specifying the maintenance or repairs required to be performed by Licensee. Subject to the occurrence of an event of Force Majuere, in the event that, within ten (10) days following such written notice, Licensee shall not have commenced such maintenance or repairs and proceeded with diligence to complete the maintenance or repair, Licensor may, at its sole option, perform such maintenance and repairs as it deems reasonably necessary and any amount expended by Licensor plus fifteen percent (15%) for Licensor's administration, coordination and documentation thereof shall be invoiced to Licensee and paid by Licensee within thirty (30) days of Licensor's demand therefor. Licensor shall not be liable for inconvenience, disturbance, loss of business or other damages to Licensee by reason of maintaining or repairing the Facilities or Equipment which Licensee has failed to properly maintain, except to the extent arising from the negligent or intentional act or omission of Licensor, its agents, employees and contractors.

     6.2 INSTALLATION, MODIFICATION AND RELOCATION

         6.2.1 INITIAL INSTALLATION SERVICES. Licensee may engage Licensor to provide installation services pursuant to a mutually agreed upon price, scope of work and terms. In the event Licensee elects to use a third-party contractor to provide initial installation services, such services must be performed by a Licensor-approved third-party contractor. Prior to the commencement of such services, Licensee shall submit detailed plans and engineering drawings to Licensor for Licensor's approval. Licensee shall pay a Site Audit Fee to Licensor in the amount of Three Thousand Five Hundred Dollars ($3,500.00) in the event Licensee uses an approved third-party contractor.

         6.2.2 SUBSEQUENT INSTALLATION OR MODIFICATION. Following Licensee's initial installation of Equipment at any Site, Licensee shall not subsequently install or modify any Equipment at the Site until: (i) Licensee has executed and delivered to Licensor a completed Site Engineering Application pursuant to
Section 2.1 describing the particulars of such proposed subsequent installation or modification; and (ii) Licensor has approved in writing such subsequent installation or modification, which approval shall not be unreasonably withheld; provided, however, the foregoing shall not be deemed to prevent Licensee's performance of routine maintenance and replacement and repair of defective equipment not located on the tower structure. Any subsequent installation or modification which changes Licensee's power levels, frequency or antenna loading requirements is subject to the foregoing conditions as well as increases in the Basic Annual Payment stated in the applicable SLA. Licensor's failure to respond to the Site Engineering Application within thirty (30) days of Licensee's request shall be deemed a denial of that proposal by Licensor. As part of the review process, Licensor may consider, among other things, the potential effect on structural integrity, interference, health, safety and environmental concerns. The structural, engineering, environmental or other studies that Licensor deems necessary in its sole discretion to determine compliance with structural, environmental, engineering or legal requirements shall be performed by Licensor at Licensee's cost. Subsequent installation and modification services shall be performed by Licensor at the cost of such services to Licensor, plus fifteen percent (15%) for Licensor's administration, coordination and documentation. In the event that Licensee fails to submit a Site Engineering Application to Licensor to obtain Licensor's prior approval of any subsequent installation or modification, Licensor may, at Licensor's sole discretion, in addition to any other remedies of Licensor set forth in this Agreement: (i) charge Licensee additional rent for the unauthorized equipment retroactive to the date of unauthorized installation or modification; (ii) impose a liquidated damage penalty upon Licensee in an amount equal to ten (10) times Licensor's then current Site Application Fee; or (iii) terminate Licensee's SLA for that Site.

         6.2.3 LICENSOR'S COSTS. The reasonable cost of any improvements, upgrades or modifications required to be made by Licensor at any Site in order to install or subsequently modify Licensee's Equipment shall be borne by Licensee. These costs shall include, but not by way of limitation, costs related to: (i) structural improvement or extension of the tower structure; (ii) costs related to the consolidation or expansion of equipment shelters or other structures; (iii) the relocation of existing users; (iv) the acquisition of additional ground space or extensions of the Prime Lease Term; and (v) additional regulatory compliance. All such costs shall be disclosed to Licensee prior to execution of a SLA.

        6.2.4 RELOCATION. With respect to any Site, Licensor shall have the right to change the location of the Equipment upon sixty (60) days prior written notice to Licensee, provided that said change does not, when completed, materially alter the signal pattern of the Equipment existing prior to the change or prevent Licensee from conducting its use of the Facilities in a commercially reasonable manner. Such relocation shall include, but not by way of limitation, Licensor's right to: (i) relocate the position and height of Licensee's antennas on the tower structure; (ii) relocate Licensee's ground-based equipment into a multi-user shelter or other consolidated structure; (iii) relocate Licensee's antennas into a combiner; (iv) relocate Licensee's Equipment to an alternate or temporary structure in order to facilitate tower replacement or Site reconstruction or alteration. All relocation shall be performed at Licensor's expense and with reasonably minimal disruption to Licensee. In no event, however, shall Licensor be liable to Licensee for any consequential damages or indirect costs including lost profits for the effect of such relocation on the performance of the Equipment or Licensee's system.

        6.2.5 NO INTERFERENCE REPAIR/RENEWAL. The operation and maintenance of the Equipment at the Site by Licensee shall be performed without any damage, harm, or interruption to the service of Licensor or other users of the Site and consistent with the standards set forth in Exhibit "F".

        6.2.6 REMOVAL OF EQUIPMENT. The Equipment and any Licensee owned equipment shelters installed at the Site and owned by Licensee shall remain the personal property of Licensee. Upon sixty (60) days written notice of termination of this Agreement or any SLA to Licensor or upon expiration or earlier termination of the SLA Term, Licensee's personal property shall be removed by Licensee provided that Licensee shall have fully performed all of its obligations, covenants and agreements and no payments are due (or will become due) from Licensee to Licensor under the provisions of this Agreement. In the event Licensee shall fail to remove the Equipment in accordance with this
Section 6.2.6, Licensor shall have the right to perform all services related to removal of the Equipment at the cost of such removal to Licensor, plus fifteen percent (15%) for Licensor's administration, coordination and documentation. Notwithstanding anything to the contrary contained herein, Licensor hereby waives any and all lien rights it may have, statutory or otherwise, concerning the Equipment or any portion thereof.

        6.2.7 SITE ACCESS. In the event that Licensee requires emergency access to any tower structure at any Site to correct any condition causing or threatening to cause immediate harm to the Equipment or Licensee's network, Licensee may access the tower structure, provided that Licensee notifies Licensor's network operations center as soon as is practical but in any event not more than twenty-four (24) hours after such access and provides a reasonably detailed written description to Licensor of the action taken by Licensee. Licensee's access to the tower structure on an emergency basis shall not relieve Licensee of any obligation or liability hereunder. Licensee acknowledges that the foregoing access rights are subject to any restrictions identified in the underlying real estate interests related to the Site, including, but not limited to, any restrictions identified in the Prime Lease. Licensor shall furnish Licensee with necessary codes or devices such as keys or combinations for the purpose of ingress and egress to the Site. The foregoing rights of access are limited to employees or contractors of Licensee which have been previously approved by Licensor in writing or persons under their direct supervision. No other persons without Licensor's prior approval shall be permitted by Licensee on any Site.

     6.3 ACCEPTANCE OF SITE. Taking possession of the Facilities at a Site by Licensee is conclusive evidence that Licensee:

         6.3.1 Accepts the Facilities at a Site as suitable for the purposes for which the Facilities at a Site are licensed;

         6.3.2 Accepts the Facilities and any structure on the Site and every part and appurtenance thereof AS IS; and

         6.3.3 Waives any claims against Licensor in respect of defects in the Facilities or Site and its appurtenances, their habitability or suitability for any permitted purposes, except:

                (i)    If otherwise expressly provided hereunder;

                (ii)   If a defect is latent in nature;

                (iii) If a defect in the Facilities results from the sole gross negligence or willful misconduct of Licensor, Licensor's employees, agents or contractors;

                (iv) If a defect in the Facilities or the Site results from any known claim by a third party not identified by Licensor in Licensor's representations under this Agreement; or

                (v) If Licensor had actual knowledge of defects in the Facilities and did not disclose those defects to Licensee.

     For the purposes of this provision, Licensee is deemed to take possession upon the SLA Commencement Date.


                                    7. LIENS

     Licensee shall keep the Facilities and the Site and any interest it has therein (including any leasehold or other tenancy) free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of Licensee, including any mortgages or other financing obligations. If any lien is filed against the Facilities or the Site as a result of the acts or omissions of Licensee, its employees, agents or contractors, Licensee must discharge the lien or bond the lien off in a manner reasonably satisfactory to Licensor within thirty (30) days after Licensee receives written notice from any party that the lien has been filed. If Licensee fails to discharge or bond any lien within such period, then, in addition to any other right or remedy of Licensor, Licensor may, at Licensor's election, discharge the lien by either paying the amount claimed to be due or obtaining the discharge by deposit with a court or a title company or by bonding. Licensee must pay on demand any amount paid by Licensor for the discharge or satisfaction of any lien, and all reasonable attorneys' fees and other legal expenses of Licensor incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith.


                                 8. INTERFERENCE

     8.1 In the event that Licensor determines pursuant to reasonably accepted engineering practices that Licensee's operations from any Site interfere with a Prior User's authorized use of the Site, Licensor shall notify the Licensee in writing of the interference. Licensor, Licensee and the Prior User experiencing interference shall cooperate with each other in the attempt to resolve the problem. In the event that the interference cannot be resolved within thirty (30) days from the initial notification to Licensee, the matter shall be resolved pursuant to the FCC dispute resolution process.

     8.2 In the event that Licensee determines, pursuant to reasonably accepted engineering practices, that a Subsequent User is interfering with the operation of Licensee's Equipment, Licensee shall notify the Subsequent User and Licensor in writing of such interference. Licensor, Licensee and the Subsequent User shall cooperate with each other in the attempt to resolve the problem. In the event that such interference cannot be resolved within thirty (30) days from the initial notification to the Subsequent User, the matter shall be resolved pursuant to the FCC dispute resolution process.

     8.3 In the event that the interference cannot be resolved or eliminated within forty-five (45) days after the initial notification of such interference, any Party not causing interference may Licensee terminate the SLA governing the location or the interfering Equipment, without continuing liability for either party.


                               9. INDEMNIFICATION

     Licensee shall indemnify and hold Licensor, its subsidiaries, directors, officers, employees and contractors, harmless from and against any claim, liability, cost or expense, (including reasonable attorney's fees) resulting from or arising out of Licensee's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of a Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards and Pollutants, bodily injury or property damage excepting claims or damages as may be due to or caused by the negligence or willful misconduct of Licensor, or its subcontractors, servants, agents or invitees. If Licensor is made a party to any litigation commenced by or against Licensee for any of the above reasons, then Licensee shall protect and hold Licensor harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Licensor in connection therewith.

     Licensor shall indemnify and hold Licensee, its subsidiaries, directors, officers, employees and contractors, harmless from and against any claim, liability, loss, cost or expense, resulting from or arising out of Licensor's and/or any of its subcontractors', servants', agents' or invitees' use or occupancy of a Site, including but not limited to any claim of liability or loss associated with any Environmental Hazards and Pollutants, bodily injury or property damage excepting claims or damages as may be due to or caused by the negligence or willful misconduct of Licensee, or its subcontractors, servants, agents or invitees. If Licensee is made a party to any litigation commenced by or against Licensor for any of the above reasons, then Licensor shall protect and hold Licensee harmless and pay all costs, penalties, charges, damages, expenses and reasonable attorneys' fees incurred or paid by Licensee in connection therewith.


                                  10. INSURANCE

     10.1 INSURANCE AMOUNTS. Licensee shall carry public liability insurance covering its use of each Site with companies licensed to do business in the state of the respective Site(s) and in a form satisfactory to Licensor. The policy shall name Licensee as insured and shall name Licensor above-referenced affiliates as an additional insureds. The policy shall bear endorsements to the effect that the insurer agrees to notify Licensor not less than thirty (30) days in advance of any modification or cancellation thereof. At a minimum, Licensee and all parties accessing a Site for or on behalf of Licensee shall obtain the following insurance coverage: (i) Statutory Workers' Compensation including $500,000 Employers' Liability; (ii) Comprehensive General Liability including personal injury, broad form property damage, independent contractor, XCU and products/completed operations with limits not less than $5,000,000 per occurrence; (iii) Automobile Liability with limits not less than $1,000,000 per occurrence; and, (iv) Fire and extended coverage insurance on all of Licensee's improvements at the Site including all of Licensee's Equipment and other personal property at the Site. (Such insurance shall include an all-risk legal liability endorsement to cover property damage for which Licensee is responsible.) The amount of the insurance limits identified above shall be increased on every fifth (5th) anniversary of the date of this Agreement by twenty-five percent (25%) over the amount of the insurance limits for the immediately preceding five (5) year period. Notwithstanding any contrary provision, Licensee may satisfy the foregoing insurance requirements by obtaining appropriate endorsements to any master policy of insurance maintained by Licensee.

     All insurers will be rated A(-) or better and must be licensed to do business in the jurisdiction where the respective Sites are located. The provision of insurance required in this Agreement shall not be construed to limit or otherwise affect the liability of Licensee.

     Licensee will not knowingly do or permit to be done in or about a Site nor bring or keep or permit to be brought to a Site anything that: (i) is prohibited by any insurance policy carried by Licensor covering the Site or any improvements thereon; or, (ii) will increase the existing premiums for any such policy beyond that contemplated for the addition of Licensee's Equipment. Licensee represents and warrants that the installation of Licensee's Equipment at a Site in accordance with the terms and conditions of this Agreement.

     The parties hereby waive any and all rights of action for negligence against the other which may hereafter arise on account of damages to a Site resulting from any fire, or other casualty of the kind covered by standard fire insurance policies, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties, or either of them. Licensee and Licensor shall each obtain a waiver of subrogation from their respective insurance companies in which said insurance companies also waive their respective rights to recover against the other party to this Agreement.

     10.2 SUBORDINATION. Licensee's rights under this Agreement are and shall remain subject and subordinate to the operation and effect of: (i) the Prime Lease and any other lease of land or of land and buildings involving a Site; and, (ii) any mortgage, deed of trust or other security instrument constituting a lien upon a Site, whether the same shall be in existence at the date hereof or created hereafter; any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "mortgage", and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or noteholder, being referred to herein as a "mortgagee". Licensee's acknowledgment and agreement of subordination provided for in this subsection is self-operative and no further instrument of subordination shall be required; however, Licensee shall execute such further assurances thereof as shall be required or as may be requested from time-to-time by Licensor or a mortgagee.

     10.3 ATTORNMENT. If any person shall succeed to all or part of Licensor's interest in a Site, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if so requested or required by such successor in interest, Licensee shall attorn to such successor in interest and shall execute an agreement in confirmation of the attornment as the successor in interest shall reasonably request.


                           11. SURRENDER OF FACILITIES

     Licensee shall remove its Equipment from a Site upon the expiration or termination of the applicable SLA consistent with the provisions set forth in
Section 6.2.6. Should Licensee's Equipment remain at a Site after termination of the SLA Term, no tenancy or interest in the Site shall result, but this "holding over" shall be an unlawful detainer and all such Equipment shall be subject to immediate removal by Licensor in accordance with applicable law. Licensee shall, upon demand, pay to Licensor, as a liquidated damage, a sum equal to one and one-fourth (1 1/4) the Basic Monthly Payment for any period during which Licensee shall "hold over" at a Site after the expiration or termination of the applicable SLA in addition to any actual and reasonable expenses associated with the removal and storage of Equipment.


                          12. COVENANTS AND WARRANTIES

     12.1 LICENSOR. Licensor covenants, with respect to each particular SLA that:

          12.1.1 Licensor, or the entity for which Licensor possesses the management rights, owns good, marketable fee simple title, has a good and marketable leasehold interest, has the right as a manager or has a valid license, easement, or other interest in the land on which the Site is located and has the right of access thereto and to the best of Licensor's knowledge, has not committed any breach or other default;

          12.1.2 Licensor will, at Licensor's expense, ensure that the tower structure upon which the Equipment is installed complies with all applicable laws, state and local codes and regulations, except where noncompliance is due to Licensee's negligence or willful misconduct, and shall also comply with all rules and regulations promulgated by the FCC and FAA with regard to the lighting, marking and painting.

          12.1.3 Licensee shall have the quiet enjoyment of the Site and Licensee shall not be disturbed so long as Licensee is not in default beyond any applicable notice or cure period.

          12.1.4 With respect to each SLA, unless Licensor notifies Licensee to the contrary prior to execution, the applicable Prime Lease is in full force and effect, and to the best of Licensor's knowledge such Prime Lease is not in default.

     12.2 LICENSEE. Licensee covenants, with respect to each particular SLA that:

          12.2.1 Licensee will maintain the Facilities and its Equipment and other appurtenances in an operating condition consistent with manufacturer's recommendations and good engineering practices and to appearance and safety standards reasonably standard for similar facilities and that meet any applicable requirements of this Agreement and rules established in writing by Licensor; and

          12.2.2 All installations and operations by Licensee in connection with this Agreement shall meet and comply with all applicable laws, rules and regulations of any Government Entity having jurisdiction and shall comply with all FCC and applicable state and local codes and regulations. Licensee shall promptly notify Licensor when Licensee becomes aware of a violation of such laws, rules or regulations.

     12.3 AUTHORITY. Each party represents and warrants to the other party:

          12.3.1 It has full right, power and authority to make this Agreement and to enter into the SLAs;

          12.3.2 The making of this Agreement and the performance thereof will not violate any laws, ordinances, restrictive covenants, or other agreements under which such party is bound;

          12.3.3 That such party is qualified to do business in any states in which the Sites are located; and

          12.3.4 All persons signing on behalf of such party were authorized to do so by appropriate corporate or partnership action.

     12.4 NO BROKERS. Licensor and Licensee represent to each other that neither has had any dealings with any real estate brokers or other brokers or agents in connection with this Agreement. Licensor and Licensee shall indemnify and hold each other harmless from and against any claim to a fee, commission or other compensation demanded by any real estate broker or agent claiming through such party in relation to the transactions contemplated by this Agreement.


                                 13. UTILITIES.

     Electrical power and telecommunications landline service may be available to Licensee at each Site. All costs associated with the installation and consumption of utilities by Licensee at a Site shall be the responsibility of Licensee, including, where not previously available, the cost to submeter the existing utility services. Licensee agrees, at no additional cost to Licensee, to cooperate with other users of a Site to provide access to utility services. Licensor shall incur no liability whatsoever in the event that any utility becomes unavailable, provided that such unavailability has not resulted from Licensor's negligence.


                           14. LIMITATION OF LIABILITY

     While Licensor is authorized to act on behalf of each applicable affiliate in connection with the execution of this Agreement, it is understood that only the affiliate executing the applicable SLA shall be liable to Licensee with respect to that SLA and all matters associated with Licensee's use of that Site. Licensor assumes no responsibility for the licensing, operation and/or maintenance of the Equipment. Licensor assumes no responsibility for regulatory compliance by Licensee, and Licensee holds Licensor harmless from any liability resulting form such noncompliance.


                          15. CASUALTY OR CONDEMNATION

     15.1 CASUALTY. In the event that a Site, or any part thereof, is damaged by fire or other casualty not caused by Licensee, Licensor shall have ninety (90) days from the date of damage, if the damage is less than total destruction of the Site, in which to make repairs, and one hundred and eighty (180) days from date of destruction, if the Site (including the tower structure) is destroyed, in which to replace the destroyed portion of the Site. If Licensor fails for any reason to make such repair or restoration within the stipulated period and the damage or destruction impairs Licensee's use of the Site as authorized under the applicable SLA, then either party may, at its option, terminate the applicable SLA without further liability of the parties, as of the date of partial or complete destruction. If, for any reason whatsoever, Licensee's use of the Site is interrupted due to casualty, Licensee's sole remedy shall be abatement of the Basic Annual Payment for the period during which Licensee's use of the Site is interrupted. Except with regard to repair of the Site as stated in this Subsection 15.1, Licensor shall not be responsible for any damage caused by vandalism or acts of God. In no event shall Licensor be liable to Licensee for damage to the Equipment or Licensee's operations caused by acts of God or Forces Majeure.

     15.2 CONDEMNATION. If at any time during the term of this Agreement all or "substantially all" (meaning the remaining portion thereof shall not be of sufficient size or condition to permit the continuation of Licensee's use of the Site in a commercially reasonable manner) of a Site or the Licensee's Equipment located on such Site shall be taken in the exercise of the power of eminent domain by any governmental or other authority, or by deed in lieu of condemnation, then Licensee may terminate the applicable SLA by providing written notice to Licensor, which termination shall be effective as of the date of the vesting of title in such taking and any prepaid Basic Annual Payment thereunder shall be apportioned as of said date and reimbursed to Licensee. Licensee and Licensor shall each be entitled to pursue their own separate awards with respect to such taking. In the event of any taking of less than all or substantially all of the Site, such SLA shall continue and each of Licensor and Licensee shall be entitled to pursue their own separate awards with respect to such taking.


                                   16. DEFAULT

     16.1 LICENSEE'S DEFAULT. The occurrence of any one or more of the following events constitutes an "Event of Default" by Licensee under this Agreement:

          16.1.1 If Licensee fails with respect to any Site to pay any fee or sums payable by Licensee within ten (10) business days of Licensee's receipt of written notice from Licensor that such payment is past due;

          16.1.2 Breach of any representation, warranty or covenant set forth in this Agreement including any SLA, with the exception of the non-payment of any fee or sums by Licensee, which is not cured within thirty (30) days of Licensee's receipt of written notice. Such thirty (30) day cure period will be extended upon Licensor's consent as reasonably necessary to permit Licensee to complete the cure. Licensee shall commence any cure within the thirty (30) day period and thereafter continuously and diligently pursue and complete such cure;

          16.1.3 If any petition is filed by or against Licensee, under any section or chapter of the present or any future federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof (and with respect to any petition filed against Licensee, such petition is not dismissed within sixty (60) days after the filing thereof), or Licensee is adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

          16.1.4 If a receiver, custodian or trustee is appointed for Licensee or for any of the assets of Licensee and such appointment is not vacated within sixty (60) days of the date of appointment;

          16.1.5 If Licensee is adjudicated by a final order of a court of law of competent jurisdiction to have made a transfer in fraud of creditors;

          16.1.6 If the Equipment is found to be interfering with the communications equipment of other users at any Site and said interference is not timely corrected as provided herein at
                    Article 8; or

          16.1.7 If Licensee installs or modifies any Equipment at a Site, without submitting a Site Engineering Application to Licensor and obtaining Licensor's written authorization in violation of Sections 2 or 6;

          16.1.8 If Licensee transfers, assigns or subleases this Agreement or expands its use of the Facilities, or otherwise breaches
                    Section 20 of this Agreement; or

          16.1.9 If Licensee or any third party brought to a Site by Licensee intentionally destroys or damages any portion of a Site or equipment of another. Such an Event of Default shall not be subject to the cure provisions set forth in Section 16.1.2.

     16.2 LICENSOR'S REMEDIES. If an event of default occurs, Licensor (without notice or demand except as expressly required above) may at its option (a) terminate any or all SLAs to which the Event of Default extends by fact or implication under this Agreement; (b) terminate this Agreement; or (c) in the event that Licensee is simultaneously in default of ten (10) SLAs or ten percent (10%) of the total outstanding SLAs, whichever is greater, Licensor may terminate this Agreement and all SLAs. Licensor shall identify the Sites for which Licensee is in default and set forth the reasons for such default for each Site. Licensee will become liable for damages equal to the total of:

          16.2.1 Licensor's actual costs of recovering the Site(s) including, but not limited to reasonable attorneys' fees;

          16.2.2. Any unpaid Basic Monthly Payment accrued as of the date of termination, plus interest thereon from the date due until paid;

          16.2.3. The Basic Monthly Payment and other payments and benefits that Licensor would have received under the applicable SLAs subject to the current Consumer Price Index for the remainder of the SLA Term, discounted by eleven percent (11%) per year of acceleration; and

          16.2.4. All other sums of money and damages owing by Licensee to Licensor.

     Licensor's termination of the Agreement or any SLA shall not terminate Licensee's payment obligations hereunder. Licensor may elect any one or more of the foregoing remedies with respect to this Agreement or to any particular SLA. Licensor agrees to forego seeking any consequential damages against Licensee.

     16.3 LICENSEE'S REMEDIES UPON LICENSOR'S DEFAULT. If Licensor is in breach of any representation, warranty, covenant or obligation or term set forth in this Agreement then Licensor shall cure such breach within thirty (30) days of receipt of Licensee's written notice thereof, except such thirty (30) day cure period will be extended as reasonably necessary to permit Licensor to complete the cure so long as Licensor commences the cure within such thirty (30) day period and thereafter continuously and diligently pursues and completes such cure. If Licensor does not complete its cure in a reasonable period of time, Licensee may, at Licensee's option and upon written notice to Licensor:

          16.3.1    Terminate the applicable SLA; or

          16.3.2 Incur, upon prior notice of same to Licensor, reasonable expenses necessary to perform the obligation of Licensor specified in such notice and not yet performed, and invoice Licensor for the actual expenses, plus fifteen percent (15%), together with interest as set forth herein from the date named. Any invoice shall be accompanied by documentation reasonably detailing actual expenses. Licensor shall pay such invoice within thirty (30) days of presentation by Licensee; and,

          16.3.3 Any and all other remedies available to Licensee at law or in equity.

Licensee agrees to forego seeking any consequential damages against Licensor.

     16.4 CONTINUING OBLIGATIONS. Upon termination of a SLA pursuant to this Section, the parties hereto shall be released from all duties, obligations, liabilities and responsibilities under the SLA and this Agreement except for indemnity obligations, including without limitation, environmental indemnity and tax obligations any obligations arising prior to the date of termination, and Licensee's obligation to pay the accelerated rent as set forth above, and to remove its Equipment from the Site.

                            17. ENVIRONMENTAL MATTERS

     Licensor represents that with the exception of certain Hazardous Substances necessary for operation of a Site, to Licensor's knowledge there are no Environmental Hazards on any Site. Nothing in this Agreement or in any SLA will be construed or interpreted to require that Licensee remediate any Environmental Hazards located at any Site unless Licensee or Licensee's officers, employees, agents or contractors placed the Environmental Hazards on the Site. Licensor shall indemnify and hold Licensee harmless for the use or existence at any Site by Licensor of Hazardous Substances.

     Licensee covenants and warrants that it will not bring to, transport across or dispose of any Hazardous Substances on any particular Site without Licensor's prior written approval. Approval shall not unduly be withheld or delayed where Licensee demonstrates to Licensor reasonable satisfaction that said Hazardous Substance is required for Licensee's authorized use of a Site. Licensee's use of approved Hazardous Substances must comply with all applicable Environmental Laws governing such use. Licensee shall indemnify and hold Licensor harmless for the use or existence at any Site by Licensee of Hazardous Substances. Licensee shall report in writing to Licensor prior to January 1 of each year, the type and quantity of any Hazardous Substance maintained by Licensee at each Site.

     Licensee agrees to provide Licensor, upon request, copies of all Material Safety Data Sheets for approved Hazardous Substances brought to any Site and annual inventories of such Hazardous Substances present at any Site. Licensee shall promptly notify Licensor of any release of any Environmental Hazard at any Site, immediately upon obtaining actual knowledge of such release. In addition to any other notification required to Licensor pursuant to this Agreement, Licensee must provide notice to Licensor of any above ground storage tank installed by Licensee at any Site and provide copies of registration documents to Licensor, if registration is required by the governing state agencies.


                              18. REVIEW OF CHARGES

     If Licensee has a question concerning the Basic Monthly Payment or Licensor's invoice of any taxes, fees, assessments or charges, Site Maintenance Expense, Extraordinary Site Development Cost, Regulatory Compliance Cost, Site Commitment Surcharge or Licensee's Pro Rata Share thereof or any invoice for charges imposed by Licensor under the MLA or applicable SLA, or Licensee wishes to challenge the accuracy or validity of any items involved in such charges, Licensee shall give Licensor a Notice of Dispute within thirty (30) days after the date of Licensee's payment for such items. Within thirty (30) days after receipt of such Notice of Dispute, Licensor shall furnish such information and/or documentation as it deems necessary to answer questions. If Licensor fails to satisfy Licensee as to the accuracy and validity of the charges described in the Notice of Dispute, Licensee may demand arbitration of whether said payments or charges are Licensee's obligations under this Agreement or the applicable SLA in accordance with the Rules of the American Arbitration Association. Licensee's request for arbitration shall be promptly filed pursuant to said rules within one (1) year after the date of the due date for payment of the charges identified in the Notice of Dispute, or Licensee's right to dispute the payment shall be deemed to have been waived. It is agreed that the procedure described herein shall be the sole and exclusive procedure for resolving any dispute concerning charges imposed by Licensee under the MLA. No payment shall be delayed or abated pending resolution of any question or dispute.


                                19. GOVERNING LAW

     The laws of the Commonwealth of Pennsylvania, disregarding conflict of law principles, shall govern this Agreement. Further, each party submits to the jurisdiction of any federal or state court sitting in Allegheny County, Pennsylvania.


                           20. ASSIGNMENT AND SUBLEASE

     This Agreement and any SLA may not be sold, assigned or transferred, in whole or in part, by Licensee without prior written approval or consent of Licensor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Licensee may, upon sixty (60) days written notice to Licensor, assign its entire interest in this Agreement to its parent company, or to any wholly owned subsidiary, or to an affiliate, or to any successor-in-interest acquiring fifty-one percent (51%) or more of Licensee's stock or assets. It is understood that any such assignment shall not relieve Licensee of its obligations for performance of this Agreement. Licensee represents and warrants that Licensee is authorized to operate its system under its agreements and FCC rules, regulations and policies applicable to the Equipment installed at a Facility pursuant to this Agreement. This Agreement, the SLA, and the use of Facilities under any SLA may not be otherwise sold, assigned, shared or transferred, in whole or in part, without the written consent of Licensor, for any purpose, which consent shall not be unreasonably withheld. Licensee shall not sublease or license its interest in this Agreement or any SLA, either directly or through subsidiaries and affiliated entities. Licensee specifically covenants to not, at any Facility, install any combiner or other multiple frequency antenna device or more than one (1) transmission line to any antenna without Licensor's prior written consent to each and every one.

     Notwithstanding any contrary provision, Licensee may, upon written notice to Licensor, mortgage or grant a security interest in Licensee's interest and rights under this Agreement, any SLA and the Equipment and may assign this Agreement, any SLA and the Equipment to any such mortgagees or holders of security interests, including their successors or assigns (hereinafter collectively referred to as "Licensee Mortgagee"); provided that such Licensee Mortgagee agrees to be bound by the terms and conditions of this Agreement and any SLA so assigned. In such event, Licensor shall execute such consent to financing as may be reasonably required by any Licensee Mortgagee. Licensor agrees to give such Licensee Mortgagee the same right to cure any default as Licensee, except that such cure period for such Licensee Mortgagee shall not be less than ten (10) days after receipt of the default notice from Licensor.


                                21. SEVERABILITY

     If any provision of this Agreement or any SLA is invalid or unenforceable with respect to any party, the remainder of this Agreement, or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, is not to be affected and each provision of this Agreement shall be deemed valid and enforceable to the fullest extent permitted by law. The parties agree to promptly renegotiate in good faith any provision held to be invalid or unenforceable under this paragraph.


                                  22. NO WAIVER

     No provision of this Agreement will be deemed to have been waived by either party unless the waiver is in writing and signed by the party against whom enforcement is attempted. The rights granted in this Agreement are cumulative of every other right or remedy that the enforcing party may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies will not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.


                               23. REPRESENTATION

     The parties acknowledge and agree that they have been represented by counsel. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.


                                   24. NOTICES

     All notices hereunder shall be in writing and shall be given by (i) established express delivery service which maintains delivery records, (ii) hand delivery, or (iii) certified or registered mail, postage prepaid, return receipt requested. Notices may also be given by facsimile transmission, provided the notice is concurrently given by one of the above methods. Communication by electronic or computerized mail shall not be accepted as effective notice under this Agreement. Notices are effective upon receipt, or upon attempted delivery if delivery is refused or if delivery is impossible because of failure of a party to provide an effective address and telephone number for the other party to accomplish delivery by the means herein authorized. The notices shall be sent to the parties at the following addresses:

     As to Licensee:   UbiquiTel Leasing Company
                       One West Elm Street
                       4th Floor
                       Conshohocken, Pennsylvania 19428
                       Attn: Engineering Property Management
                       Telephone: (610) 660-9572
                       Fax:       (610) 660-9558

     As to Licensor:   Crown Castle
                       375 Southpointe Boulevard
                       Canonsburg, PA 15317
                       Attention: Legal Department
                       Telephone Number: 724/416-2000
                       Facsimile Number: 724/416-2468

     Licensor or Licensee may from time to time designate any other address for this purpose by giving written notice to the other party. Any address provided orally or published by any public source shall be deemed the effective address hereunder if a written notice is returned to the sender indicating that the addressee party is unknown or not present at the address provided in writing by the addressee.


                               25. BINDING EFFECT

     This Agreement shall extend to and bind the heirs, personal representatives, successors and permitted assigns of the parties hereto.


                                  26. NO OFFER

     The presentation of this Agreement to Licensee by Licensor shall not constitute an offer, and the terms and conditions set forth herein shall not be binding obligations upon Licensor until execution of this Agreement by the authorized signatories of Licensor.


                                  27. RECORDING

     At the request of Licensee, Licensor hereby agrees to execute a memorandum or short form of lease (a "Memorandum of Lease"), in form satisfactory for recording and satisfactory to Licensor, and such Memorandum of Lease may be filed of record by the Licensee, at Licensee's sole cost, including taxes or assessments incurred in connection therewith. The parties understand and agree that this MLA and the Site Agreements shall not be recorded of record. Licensee agrees to prepare, execute and record, at its expense, a release, within thirty
(30) days of expiration or termination of a Site Agreement. In the event Licensee fails to do so, Licensor has a contractual right as Licensee's agent for this limited purpose to prepare, execute and record such release and Licensee shall reimburse Licensor, upon demand, for all expenses, including attorney fees and filing fees, incurred in connection therewith.


                            28. PRIME LEASE AGREEMENT

     Licensor and Licensee acknowledge that Licensee's use of a Site may be derived from a

Prime Lease. If this is the case, a copy of the Prime Lease shall be attached as Exhibit "5" to the applicable SLA, and the following provisions of this Section shall be applicable. In the event prior approval or payment to the underlying lessor, grantor or licensor is required in the Prime Lease, the effectiveness of the applicable SLA shall be specifically subject to the obtaining of such approval or making such payment or both. Furthermore, all of the terms, conditions and covenants contained in this Agreement shall be specifically subject to and subordinate to the terms and conditions of the Prime Lease. In the event any of the provisions of the Prime Lease supersede or contradict the terms of this Agreement, such terms of this Agreement and the SLA shall be deemed deleted or superseded to the extent of the contradiction as applicable to that Site. Moreover, Licensee agrees to be bound by and agrees to perform all of the acts and responsibilities required of the lessee, grantee or licensee pursuant to the Prime Lease as are applicable to the access to and use of the Site.


                                 29. TERMINATION

     This Agreement shall not be terminated prior to expiration, except by mutual written consent of the parties, or, in the case of an Event of Default, then upon Licensor's termination. Licensee shall have no right to terminate the Agreement or any SLA except pursuant to the provisions of Section 16.3. In the event any previously approved zoning or other permit of a Government Entity affecting the use of the Site as a communications facility is withdrawn or terminated, the SLA relating to the Site covered by said permit or approval shall be deemed to have been terminated effective the date of the termination of the permit or approval. In the event that the Prime Lease terminates for any reason, the applicable SLA shall be deemed to have terminated effective the date of the termination of the Prime Lease.


                                 30. SUPERSEDES

     This Agreement revokes and supersedes any other oral or written agreements between the parties, whether or not in writing, that pertain to the subject matter described herein.


                               31. NON-DISCLOSURE

     The parties agree that without the express written consent of the other party, neither party shall reveal, disclose or promulgate to any third party the terms of this Agreement or any portion thereof, except to such third party's auditor, accountant, lender or attorney or to a governmental agency if required by regulation, subpoena or government order to do so.


                                32. THIRD PARTIES

     Any obligations imposed on Licensee in this Agreement shall be equally and fully applicable to any other third parties that Licensee brings on to a Site or comes upon a Site through or under the authority of Licensee. Any breach by such other third parties shall be deemed a breach by Licensee of this Agreement and Licensee shall be fully liable and responsible to Licensor pursuant to the terms of this Agreement for such breach.


         33. COMPLIANCE WITH FCC RADIO FREQUENCY RADIATION REQUIREMENTS

     33.1 LICENSEE'S INSTALLATION OR MODIFICATION OF EQUIPMENT AT A SITE. Licensee agrees to operate the Equipment within the frequencies and power levels specified in the Site Engineering Application pursuant to Section 2.1. If Licensee's installation or modification of Equipment at a Site would put any Prior User of the Site whose license rights predate those of Licensee, into non-compliance with the FCC's exposure limits for radio frequency radiation, then: (i) in the event that such non-compliance can be cured by limiting the general public's access to the Site, Licensee shall pay all reasonable costs associated with limiting access to the Site prior to making such installation and/or modification; or, (ii) in the event such non-compliance can be cured by modifying the equipment of existing users of the Site, and such users consent to such modifications, Licensee shall pay all costs associated with making such modifications.

     33.2 FUTURE COOPERATION. In the event that future installations and/or modifications proposed by third parties would put any user of a Site into non-compliance with the FCC's exposure limits for radio frequency radiation and cannot be cured by limiting access to the Site, Licensee shall not unreasonably withhold its consent, when requested by Licensor, to modify its Equipment so long as all costs associated with making such modifications to the Equipment are borne by the party proposing such installation and/or modification. Licensee further agrees that in the event that there is any change to applicable rules, regulations and procedures governing radio frequency radiation which put the Site into non-compliance with the FCC's or any other governmental agency's exposure limits for radio frequency radiation, Licensee will cooperate with Licensor and other users of the Site to bring the Site into compliance. The costs associated with bringing the Site into compliance borne by Licensor shall be Regulatory Compliance Costs.

     33.3 PROTECTION OF WORKERS. Licensee agrees to reduce power or suspend operation if necessary and upon reasonable notice to prevent exposure of workers or the public to radio frequency radiation in excess of the then-existing regulatory standards.

     33.4 LICENSEE JOINT RF LIABILITY. The parties acknowledge and agree that if Licensor does not hold an FCC license and does not, therefore, emit radio frequency radiation at a Site, then, with respect to that Site, Licensee shall hold harmless Licensor from claims, charges or violations relating to the emission of radio frequency radiation at the Site jointly with other users of the same Site, except to the extent resulting from the negligent act or omission of Licensor, its agents, employees or contractors.


                                  34. CAPTIONS

         Marginal captions and titles of exhibits to this Agreement are for convenience and reference only. They are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Agreement.


                              35. FCC REGISTRATION

     If a Site is registered with the FCC in accordance with 47 C.F.R. Part 17, Licensor will attach a copy of the FCC Form 854R (Antenna Structure Registration) to the applicable SLA as Exhibit "6". Licensee acknowledges that Licensor's provision of said Form 854R (including the Site's coordinates set forth therein) in no way obligates Licensor to verify the accuracy of the information contained in said FCC form. Licensee shall assume full responsibility for its compliance with the FCC regulations and the regulations of any other local, state or federal Government Entity applicable to any Site. Licensor will supply copies of such documentation supporting FCC Form 854R to the extent that documents exist in Licensor's files.


                             36. REGULATORY FILINGS

     Licensee shall make its own inquiries and conduct due diligence as necessary to assess that each Site sufficiently meets all regulatory requirements of applicable Government Entities for Licensee's intended and authorized use. Upon Licensee's request, Licensor shall assist Licensee in making filings or undertaking due diligence at a fee agreed upon in advance. Licensee agrees to cooperate with Licensor in all matters relating to FCC and FAA regulatory requirements, including but not limited to making supplemental or amended filings to achieve compliance for any Site with such regulations. Licensee shall provide copies of its regulatory filings regarding any Site to Licensor. Licensor's receipt of same shall not be deemed acceptance of said filings or agreement with the facts stated therein. In no event shall filings made with the FCC contradict the prior status of the Site as having no significant impact under the National Environmental Protection Act, or the latitude and longitude stated in existing FCC Form 854R without the express agreement of Licensor. Notwithstanding the foregoing, Licensee shall report to Licensor, in writing, any fact or finding of which Licensee has current actual knowledge, without duty of inquiry that indicates or suggests that the tower at a Site, or a Site generally is not in compliance with applicable laws, rules or regulations. The foregoing notwithstanding, Licensee shall not make a filing with any Government Entity if such filing is inconsistent with any pre-existing filing made without first obtaining the prior written consent of Licensor.


                                37. COUNTERPARTS

     This Agreement may be executed in one or more counterparts each of which will be deemed an original and all of which together will constitute one and the same instrument. Each SLA executed between the parties shall serve to affirm this Agreement and shall by reference incorporate the terms hereof.


                            38. PUBLIC ANNOUNCEMENTS

     Neither party shall use the other party's name, service mark or trademark in any public announcement or advertisement without the prior written consent of the other party, which consent shall not be unreasonably withheld.


                             39. STATUS OF PARTIES

     The parties to this Agreement are strictly independent contractors. Neither party is in any way an employee, partner, joint venture or agent of the other party. Neither party shall in any way bind or obligate the other party to any individual or entity unless a party has received the written consent of the other party. Each party shall undertake all reasonable measures in the operation of its business to inform third parties that the other party has no direct or indirect liability arising out of any agreement entered into by that party, and that the other party does not control the performance of such party.


                               40. ATTORNEYS' FEES

     The prevailing party in any litigation arising hereunder shall be entitled to its reasonable attorneys' fees and court costs. Such fees shall be deemed to include reasonable attorneys' fees incurred through any appeal process and shall include fees attributable to legal services provided by any in-house counsel or staff to the prevailing or indemnified party. For purposes hereof, the services of in-house attorneys and their staff shall be valued at prevailing rates for independent counsel in the metropolitan area in which such counsel and staff practice.


                              41. ENTIRE AGREEMENT

     This Agreement and all SLAs executed hereunder contain all of the agreements, conditions, understandings, representations and warranties made between Licensor and Licensee, and no verbal or oral agreements, conditions, understandings, representations and warranties shall be binding upon either Licensor or Licensee in any dispute, controversy or proceeding at law. Furthermore, any addition, variation or modification to this Agreement or any SLA shall be void and ineffective unless made in writing signed by both parties.

                  [Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.

UBIQUITEL LEASING COMPANY, A
DELAWARE CORPORATION

By:
              -----------------------------
Print Name:
              -----------------------------
Title:
              -----------------------------

CROWN ATLANTIC COMPANY LLC, A
DELAWARE LIMITED LIABILITY COMPANY

By:
              -----------------------------
Print Name:
              -----------------------------
Title:
              -----------------------------

CROWN COMMUNICATION NEW YORK, INC.,
A DELAWARE CORPORATION

By:
              -----------------------------
Print Name:
              -----------------------------
Title:
              -----------------------------

CROWN CASTLE PT INC., A DELAWARE
CORPORATION

By:
              -----------------------------
Print Name:
              -----------------------------
Title:
              -----------------------------

CROWN CASTLE SOUTH INC., A DELAWARE
CORPORATION

By:
              -----------------------------
Print Name:
              -----------------------------
Title:
              -----------------------------

CROWN COMMUNICATION INC., A DELAWARE
CORPORATION

By:
              -----------------------------
Print Name:
              -----------------------------
Title:
              -----------------------------

CROWN CASTLE GT COMPANY LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By:
              -----------------------------
Print Name:
              -----------------------------
Title:
              -----------------------------